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                                                                 Exhibit 10.e(i)

                        Restricted Stock Award Agreement
                                     [Date]

[Name]

[Address1]
[Address2]
[Address3]
[Address4]

Dear [Salutation]:

     On behalf of the Company, I am pleased to inform you that on [date] the Board of Directors granted you an Award of Restricted Stock, pursuant to the Company's 1997 Non-Employee Directors Stock Plan (the "Plan"), of shares of the Company's $1.00 par value Common Stock. This letter states the terms of the Award and contains other provisions which on your acceptance commit the Company and you, so I urge you to read it carefully. You should also read the Plan, and the Prospectus dated [date], which are available from the Company. Enclosed are copies of these documents as well as our latest annual report to stockholders and proxy statement to the extent our records indicate you may not have previously received them.

TERMS OF AWARD:

     Certificates for the shares of stock evidencing the Restricted Stock will not be issued but the shares will be registered in your name in book entry form promptly after your acceptance of this Award. You will be entitled to vote and receive any cash dividends on the Restricted Stock, but you will not be able to obtain a stock certificate or sell, encumber or otherwise transfer the shares except in accordance with the Plan.

     The number of shares of Restricted Stock you have been awarded is [number of shares].

     Provided since the date of the Award you have continuously served as an Eligible Director, as defined in the Plan, the restrictions on 20% of the shares will automatically lapse on January 1, 200__ and on each January 1 thereafter until all shares are free of restrictions, in each case based on the initial number of shares. In accordance with Section 5(d) of the Plan, if your term as an Eligible Director should be terminated by reason of your death or permanent and total disability, or if following retirement from your term as an Eligible Director you thereafter die, the restrictions on all Restricted Stock will lapse and your rights to the shares will become vested on the date of such termination. If your term as an Eligible Director terminates by reason of retirement on or after normal retirement date, the restrictions contained in the Award shall continue to lapse in the same manner as though your term had not terminated. If your term as an Eligible Director is terminated for any reason other than death or permanent and total disability or retirement on or after normal retirement date, while restrictions remain in effect, the Restricted Stock that has not vested shall be automatically forfeited and transferred back to the Company; provided, however, that a pro rata portion of the Restricted Stock which would have vested on January 1 of the year following the year of such termination shall vest on the date of termination, based upon the portion of the year during which you served as an Eligible Director of the Company.

     Notwithstanding the foregoing and as provided in the Plan, if at any time you engage in an activity following your termination of service which in the sole judgment of the Board of Directors is detrimental to the interests of the Company, a subsidiary or an affiliated company, all shares of Restricted Stock which remain subject to restrictions shall be forfeited to the Company. You acknowledge that such activity includes, but is not limited to, "Business Activities" (as defined in the Appendix) for purposes of this Award and for purposes of all other outstanding awards of restricted stock and options that are subject to comparable forfeiture provisions.

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                                     Page 2


                                                                          [Date]

     As restrictions lapse, a certificate for the number of shares of Restricted Stock as to which restrictions have lapsed will be forwarded to you or the person or persons entitled to the shares.

OTHER TERMS AND ACCEPTANCE:

     We agree that all of the terms and conditions of the Award are reflected in this Agreement and in the Plan, and that there are no other commitments or understandings currently outstanding with respect to any other awards of restricted stock or stock options except as may be evidenced by agreements duly executed by you and the Company.

     By accepting this Award you: (a) represent that you are familiar with the provisions of the Plan and agree to its incorporation in this Agreement; (b) agree to provide promptly such information with respect to the Restricted Stock as may be requested by the Company and to comply with any requirements of applicable federal and other laws with respect to withholding or providing for the payment of required taxes; and (c) acknowledge that all of your rights to this Award are embodied herein and in the Plan.

     Section 2 of the Plan provides that the Board of Directors shall have the authority to make all determinations which may arise in connection with the Plan. It further provides that the Board's interpretation of the terms and provisions of the Plan shall be final and conclusive.

     This Agreement shall be governed by and interpreted in accordance with Michigan law.

     Please complete your mailing address and social security number as indicated below, sign, date and return the copy of this Award Agreement to Eugene A. Gargaro, Jr., our Vice President and Secretary, as soon as possible in order that this Award may become effective. Since the Restricted Stock cannot be registered in your name until we receive the signed copies of this Agreement, and since dividend, voting and other rights will only become effective at that time, your prompt attention and acceptance will be greatly appreciated.

                                        Very truly yours,

                                        MASCO CORPORATION


                                        ----------------------------------------
                                        Richard A. Manoogian
                                        Chairman of the Board and
                                        Chief Executive Officer

I accept and agree to the foregoing.


                                        ----------------------------------------
                                        (Signature of Recipient)

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                                        ----------------------------------------
                                        (Mailing Address)

                                        ----------------------------------------
                                                                          [Date]

                                        (Social Security Number)
                                                                 ------------

                                        Dated:
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